Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of On Track Innovations Ltd. of our report dated March 31, 2021 relating to the financial statements, which appears in On Track Innovations Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2020.

Haifa, Israel	/s/ Kesselman & Kesselman
September 14, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Building 25, MATAM, P.O BOX 15084 Haifa, 3190500, Israel

Telephone: +972 -4- 8605000, Fax:+972 -4- 8605001, www.pwc.com/il